UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 26, 2020

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
4.872% Corporate Units	NEE.PRO	New York Stock Exchange
5.279% Corporate Units	NEE.PRP	New York Stock Exchange
6.219% Corporate Units	NEE.PRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

The previously-disclosed four-for-one division (Stock Split) of the common stock, $.01 par value (NEE common stock), of NextEra Energy, Inc. (NEE) became effective on October 26, 2020. As a result of the Stock Split (and other adjustments related to the current dividend rate with respect to the 4.872% Corporate Units), the fixed settlement rates of NEE’s three outstanding series of Corporate Units were adjusted as of the opening of business on October 27, 2020 as described below.
4.872% Corporate Units
In September 2019, NEE sold $1.5 billion of equity units (initially consisting of Corporate Units). Each equity unit has a stated amount of $50 and consists of a contract to purchase NEE common stock (stock purchase contract) and, initially, a 5% undivided beneficial ownership interest in a Series J Debenture due September 1, 2024, issued in the principal amount of $1,000 by NextEra Energy Capital Holdings, Inc. (NEECH). Each stock purchase contract requires the holder to purchase by no later than September 1, 2022 (the final settlement date) for a price of $50 in cash, a number of shares of NEE common stock (subject to antidilution adjustments) based on a price per share range. If purchased on the final settlement date, as of October 27, 2020, the number of shares issued per equity unit would (subject to antidilution adjustments) range from 0.8936 shares if the applicable market value of a share of NEE common stock is less than or equal to the reference price to 0.7152 shares if the applicable market value of a share is equal to or greater than the threshold appreciation price.The applicable market value will be determined using the average closing prices of NEE common stock over a 20-day trading period ending August 29, 2022 and will also be adjusted (when determined) to give effect to the Stock Split and certain other anti-dilution adjustments to determine which settlement rate will apply.
5.279% Corporate Units
In February 2020, NEE sold $2.5 billion of equity units (initially consisting of Corporate Units). Each equity unit has a stated amount of $50 and consists of a contract to purchase NEE common stock (stock purchase contract) and, initially, a 5% undivided beneficial ownership interest in a Series K Debenture due March 1, 2025, issued in the principal amount of $1,000 by NEECH. Each stock purchase contract requires the holder to purchase by no later than March 1, 2023 (the final settlement date) for a price of $50 in cash, a number of shares of NEE common stock (subject to antidilution adjustments) based on a price per share range. If purchased on the final settlement date, as of October 27, 2020, the number of shares issued per equity unit would (subject to antidilution adjustments) range from 0.7092 shares if the applicable market value of a share of NEE common stock is less than or equal to the reference price to 0.5672 shares if the applicable market value of a share is equal to or greater than the threshold appreciation price.The applicable market value will be determined using the average closing prices of NEE common stock over a 20-day trading period ending February 24, 2023 and will also be adjusted (when determined) to give effect to the Stock Split and certain other anti-dilution adjustments to determine which settlement rate will apply.
6.219% Corporate Units
In September 2020, NEE sold $2.0 billion of equity units (initially consisting of Corporate Units). Each equity unit has a stated amount of $50 and consists of a contract to purchase NEE common stock (stock purchase contract) and, initially, a 5% undivided beneficial ownership interest in a Series L Debenture due September 1, 2025, issued in the principal amount of $1,000 by NEECH. Each stock purchase contract requires the holder to purchase by no later than September 1, 2023 (the final settlement date) for a price of $50 in cash, a number of shares of NEE common stock (subject to antidilution adjustments) based on a price per share range. If purchased on the final settlement date, as of October 27, 2020, the number of shares issued per equity unit would (subject to antidilution adjustments) range from 0.6764 shares if the applicable market value of a share of NEE common stock is less than or equal to the reference price to 0.5412 shares if the applicable market value of a share is equal to or greater than the threshold appreciation price.The applicable market value will be determined using the average closing prices of NEE common stock over a 20-day trading period ending August 29, 2023 and will also be adjusted (when determined) to give effect to the Stock Split and certain other anti-dilution adjustments to determine which settlement rate will apply.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On October 28, 2020, NEE filed Articles of Restatement of the Restated Articles of Incorporation to restate its Restated Articles of Incorporation. The Restated Articles of Incorporation do not contain an amendment to the Restated Articles of Incorporation as amended and currently in effect.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3(i)	Restated Articles of Incorporation of NextEra Energy, Inc.
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 30, 2020

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel